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                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): August 18, 2000

                        CEREUS TECHNOLOGY PARTNERS, INC.
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             (Exact name of Registrant as specified in its charter)


           Delaware                     0-30522               13-3773537
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(State or other jurisdiction of    (Commission File          (IRS Employer
        incorporation)                  Number)         Identification Number)


      1000 Abernathy Road, Suite 1000
             Atlanta, Georgia                                   30328
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  (Address of principal executive offices)                    (zip code)


Registrant's telephone number, including area code:  (770) 668-0900
                                                    ----------------


                                 Not Applicable
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          (Former name or former address, if changed since last report
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Item 5.  Other Events.

         On August 18, 2000, Cereus Technology Partners, Inc. (the "Company") consummated the private placement of 19.25 units (the "Units"), with each Unit having a Purchase Price of $260,000 and consisting of 40,000 shares of its common stock (the "Common Stock") and a warrant (the "Warrant") to purchase 40,000 shares of Common Stock at an exercise price of $10.00 per share, pursuant to an ongoing private placement of up to 38 Units being offered and sold by the Company in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), by virtue of Section 4(2) thereof (the "Private Placement").

         Each Warrant expires five (5) years after its issuance and may be redeemed by the Company if the closing bid price for the Common Stock is equal to or greater than 100% of the exercise price of the Warrant for ten (10) consecutive trading days, provided that a registration statement covering the shares of Common Stock issuable upon exercise of the Warrants is then effective.

         The Units being offered and sold in the Private Placement have not been registered under the Act in reliance upon the exemption therefrom provided by
Section 4(2) of the Act. As such, the securities offered and sold in the Private Placement may not be offered or sold in the United States absent registration or an applicable exemption from registration.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a) - (b).   Financial Statements and Pro Forma Financial Information.
                      None

         (c) Exhibits. The following exhibit is filed herewith by direct transmission via "edgar." None.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     CEREUS TECHNOLOGY PARTNERS, INC.
                                              (Registrant)



Date: August 18, 2000                        /s/ Juliet M. Reising
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                                             Juliet M. Reising
                                             Executive Vice President and
                                             Chief Financial Officer


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